UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BLACKROCK MUNIYIELD FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Voice, Your Vote BlackRock MuniYield Fund, Inc. (MYD) Why am I receiving this letter? The special shareholder meeting was adjourned to November 20, 2025 You are a shareholder, and we have not received your vote. Please consider voting to stop receiving solicitation notices and to reduce costs incurred by your fund. Why should I vote? The Board approved the combination of six funds, including your fund, which is expected to result in potential benefits for you as a shareholder, including: Your expenses are expected to decline 0.88% 0.83% Expense Ratio (ex Leverage Expenses)1 Pre Post Added potential benefits for your fund Increased tax-exempt income Enhanced trading on exchange Discount management program Operating + administrative efficiencies Vote now to stop receiving solicitation notices Voting is simple Vote online By scanning the QR code on the enclosed voting instruction form or visiting proxyvote.com Vote by phone By downloading the ProxyVote app or by calling the toll-free number on the enclosed voting instruction form Vote by mail By completing the enclosed voting instruction form and returning it in the pre-paid envelope provided If you have any questions on how to vote or about the proposals to be voted on, please contact Georgeson LLC at 1-833-880-9327 1) Based on 12-month average net assets as of 1/31/2025 and excluding leverage expenses.

The proxy materials previously sent to you contain important information, please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting WWW.PROXY-DIRECT. COM/BLK-34669 or by calling Georgeson LLC, the Funds’ proxy solicitor, toll free at 1-833-880-9327. Important information about the Fund This material is not an advertisement and is intended for existing shareholder use only. This document and the information contained herein relates solely to BlackRock MuniYield Fund, Inc. (MYD). The information contained herein does not relate to, and is not relevant to, any other fund or product sponsored or distributed by BlackRock or any of its affiliates. This document is not an offer to sell any securities and is not a solicitation of an offer to buy any securities. Common shares for the closed-end fund identified above are only available for purchase and sale at current market price on a stock exchange. A closed-end fund’s dividend yield, tax-equivalent yield, market price and net asset value (NAV) will fluctuate with market conditions. The information for this Fund is provided for informational purposes only and does not constitute a solicitation of an offer to buy or sell Fund shares. Performance results reflect past performance and are no guarantee of future results. Current performance may be lower or higher than the performance data quoted. All returns assume reinvestment of all dividends. The market value and NAV of a fund’s shares will fluctuate with market conditions. Closed-end funds may trade at a premium to NAV but often trade at a discount. © BlackRock, Inc. or its affiliates. All Rights Reserved. BLACKROCK is a trademark of BlackRock, Inc., or its affiliates. All other trademarks are those of their respective owners. Not FDIC Insured • May Lose Value • No Bank Guarantee MYD 4